Exhibit 10.1

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

CONVERTIBLE NOTE PURCHASE

AGREEMENT

By and Between

The undersigned investor

And

Robo.ai Inc.

Dated as of September 29, 2025

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 29, 2025, by and between:

(1)	The Undersigned Investor, Burkhan Capital LLC, a company duly incorporated and existing under the laws of the State of Delaware (the “Purchaser”) and an accredited investor;

(2)	Robo AI Inc., a company duly incorporated and existing under the laws of Cayman Islands (the “Company”) and currently trading on NASDAQ under the ticker symbol of AIIO.

(3)	The Purchaser and the Company are collectively referred to as the “Parties”.

AGREED UPON TRANSACTIONS

(A)	The Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, convertible notes of the Company subject to the terms and conditions set forth in this Agreement;

(B)	This Agreement shall set forth the respective rights and obligations of the Company and the Purchaser in connection with the private placement of the Securities (as defined herein);

(C)	The Company hereby agrees to issue and sell to the Purchaser and/or its nominees, and the Purchaser and/or its nominees hereby agree to purchase from the Company, an unsecured convertible note (the “Note”) in the aggregate purchase price of Three Hundred Million United States Dollars (US$300,000,000) (the “Purchase Price”);

(D)	The Note shall have a maturity date that is twenty-four (24) months from the Closing Date (the “Maturity Date”) and shall bear a simple interest coupon at a rate of ten percent (10%) per annum (the “Coupon”);

(E)	The issuance of the Note is subject to an original issue discount of ten percent (10%), such that the Purchase Price for the Note shall be ninety percent (90%) of the principal amount thereof;

(F)	The obligation of the Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction, or waiver by the Purchasers, of certain conditions precedent prior to or on the Closing Date, including, but not limited to: (i) satisfactory completion of the Purchasers’ diligence; (ii) the completion of a reverse stock split of the Company’s Class A and Class B ordinary shares at a ratio to be agreed upon by the Company and the Purchaser (the “Reverse Split” set out in Exhibit A); and (iii) the entry into lock-up agreements, effective for a period of twelve (12) months from the Closing Date, by all shareholders holding the Company’s Class A Ordinary Shares as of the Closing Date;

(G)	In connection with, and giving effect to, the Reverse Split, the Conversion Price (as defined below), the Floor Price (as defined below) shall be adjusted proportionally to maintain the intended economic value of the conversion right following the effectiveness of the Reverse Split;

(H)	Payment of the annual Coupon shall be at the sole and absolute discretion of the Company, payable either in cash (“Cash Interest”) or through payment-in-kind by issuance of the Company’s Class B Ordinary Shares (“PIK Interest”); provided, that if the Company elects to pay PIK Interest, the number of shares to be issued (the “PIK Shares”) shall be calculated by dividing the accrued Coupon amount by a price per share equal to eighty percent (80%) of the Volume-Weighted Average Price of the Company’s Class B Ordinary Shares on NASDAQ for the five (5) trading days immediately preceding the applicable interest payment date;

(I)	Each Purchaser shall have the right, at its option at any time prior to the Maturity Date, to convert all or any portion of the outstanding principal amount of the Note, together with any accrued but unpaid interest thereon, into the Company’s Class B Ordinary Shares (the “Conversion Shares”) at a conversion price (the “Conversion Price”) per share equal to the lesser of: (i) the closing price of the Company’s Class B Ordinary Shares on the Closing Date, , and (ii) a price equal to eighty percent (80%) of the Volume-Weighted Average Price of the Company’s Class B Ordinary Shares on NASDAQ for the five (5) trading days immediately preceding the date of conversion; provided, however, that in no event shall the Conversion Price be less than One United States Dollar and Fifty Cents ($1.50) per share (the “Floor Price”).

(J)	Upon the Maturity Date, the Company shall be obligated to redeem any unconverted principal amount of the Note and any accrued but unpaid interest thereon, in full, in cash in immediately available United States Dollars;

(K)	The Purchase Price for the Note subscribed by each Purchaser shall be payable by delivery to the Company, as instructed, of funds in United States Dollars via wire transfer;

(L)	As a condition to the Closing, the Company shall take all necessary corporate action to nominate and appoint two (2) individuals designated by the Purchaser to the Company’s Board of Directors;

(M)	Simultaneously with the Closing, the Company shall issue to the Purchaser or their nominees, as advisory shares, an aggregate of US$10,000,000 (Ten Million USD) worth of Class B Ordinary Shares, (the “Advisory Shares”), which shall be in addition to any PIK Shares or Conversion Purchase Price Shares and shall be granted demand registration rights; the number of Advisory Shares to be issued shall be calculated by dividing US$10,000,000 by a price per share equal to the Volume-Weighted Average Price of the Company’s Class B Ordinary Shares on NASDAQ for the five (5) trading days immediately preceding the issuance date;

(N)	The Purchaser shall be granted demand and piggyback registration rights with respect to the Registration Shares (as defined herein), which shall include the Conversion Purchase Price Shares, the PIK Shares, and the Advisory Shares, pursuant to a Registration Rights Agreement to be entered into by the Parties concurrently herewith;

(O)	The Parties covenant and agree that the Purchase Price shall be deposited and used in accordance with the plan set forth in Exhibit B attached hereto, mainly on: 1) mergers & acquisitions, and 2) working capital and capital expenditures by the Company and its subsidiaries.

.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree to consummate the above described transaction subject to the terms and conditions therein above and those of hereinbelow:

ARTICLE I. DEFINITIONS

Certain Definitions.

For purposes of this Agreement:

“Business Day” means any day that is not a Saturday, a Sunday, legal holiday or other day on which banks are required or authorized by Law to be closed in the Dubai, PRC, Hong Kong or New York.

“Transfer Agent” means Continental Stock Transfer and Trust Company.

“Contract” means, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Encumbrance” means any security interests, mortgages, liens, pledges, charges, reservations, restrictions, rights of way, options, rights of first refusal, community property interests, equitable interests, conditional sale or other title retention agreements, any agreement to provide any of the foregoing and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, whether imposed by contract, Law, equity or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” means, collectively, the Company and its subsidiaries and controlled entities.

“Group Company” means a member of the Group.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liability” means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute or contingent.

“NASDAQ” means The Nasdaq Stock Market.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the listing rules of, or any listing agreement with, NASDAQ and any other applicable Law regulating securities or takeover matters.

“Transaction Documents” means, collectively, this Agreement, the other Share Purchase Agreements, and the shareholders agreement to be entered into by the Purchaser, the Company and other parties thereto upon the Closing, and any other agreements, documents or certificates delivered pursuant hereto or thereto.

Other Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Section
“Agreement”	Preamble
“Arbitration Notice”	Section 8.11(a)
“Authorization”	Section 3.1(d)
“Claimant Side”	Section 8.11(b)
“Closing”	Section 2.2
“Company”	Recitals
“Disclosing Party”	Section 4.1(a)
“Dispute”	Section 8.11(a)
“HKIAC”	Section 8.11(b)
“HKIAC Rules”	Section 8.11(b)
“Indemnified Party”	Section 7.2
“Indemnifying Party”	Section 7.2
“Losses”	Section 7.2
“Shares”	Recitals
“Party” and “Parties”	Preamble
“Purchase Price”	Section 2.1
“Purchased Shares”	Recitals
“Purchaser”	Preamble
“Respondent Side”	Section 8.11(b)
“Company”	Preamble
“Designated Party”	Section 2.6 Preamble

Interpretation and Rules of Construction. References to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” The words “to the extent” when used in this Agreement shall be deemed to be followed by the phrase “and only to the extent.” Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement and Exhibits and Schedules to this Agreement shall be deemed to form part of this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to US$ shall be to United States dollars and to cash shall be to cash in U.S. dollars.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of Purchase of the Note Subject to the terms and conditions of this Agreement, at Closing, the Company agrees to issue and deliver to the Purchaser, the Note, consistent and in conformance with the terms and conditions specified in this Agreement.

2.2  Closing. (a) Subject to the terms and conditions of this Agreement, the closing of the purchase, sale and delivery of the Note pursuant to this Agreement (the “Closing”) shall take place no later than thirty (30) calendar days from the execution day of this Agreement (“Closing Date”).

2.3 Closing Deliverables by the Purchaser. For and at the Closing, the Purchaser shall pay the Company the Purchase Price less original issue discount into the Company’s designated bank.

2.4 Closing Deliverables by the Company.

(a) At the Closing, the Company shall have (i) delivered to the Purchaser of fully executed Note.

(b) In addition, at the Closing, the Company shall issue to the Purchaser or their nominees Advisory Shares, which shall be in addition to any PIK Shares or Conversion Purchase Price Shares and shall be granted demand registration rights.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that each of the representations and warranties contained in this Section 3.1 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date).

(a) Organization, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of Jurisdiction.

(b) Authority. The Company has all requisite capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable Laws.

(c) Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate any provision of its constitutional documents, any applicable Law or any Governmental Order to which the Company is subject or (ii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which the Company is a party or by which it is bound or to which any of its assets or properties are subject, other than, in the case of (ii) above, any such conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay the Company’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby and thereby.

(d) Consents and Approvals. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and shall not require any consent of, action by or in respect of, or filing, submission or registration with, or giving of any notice to, any Governmental Authority or any other Person (each, an “Authorization”) to be obtained or made by the Company, except (i) for such Authorizations as have already been obtained or made by the Company before the date hereof, or (ii) as otherwise explicitly provided in this Agreement.

(e) Title. The Purchased Shares are fully paid and nonassessable, and to the knowledge of the Company, are duly authorized and validly issued by the Company. The Company is the sole record and beneficial owner of the Purchased Shares, free and clear of any and all Encumbrances whatsoever and with no restrictions on the rights and other incidents of record and beneficial ownership pertaining thereto (except for any restrictions on transfer under applicable Securities Laws). The Company has good and marketable title to the Purchased Shares and the sole and absolute authority to transfer the Purchased Shares to the Purchaser pursuant to this Agreement. Immediately following the Closing, the Purchaser shall acquire good and valid title to its portion of the Purchased Shares that is being purchased hereunder, free and clear of any and all Encumbrances. There are no outstanding options, warrants, rights (preemptive or otherwise), calls, Contracts or other binding commitments to which the Company is a party or by which the Company is bound to sell any of the Purchased Shares. Except for the transactions contemplated hereunder, the Company has not assigned, transferred, sold, distributed, pledged or otherwise disposed of or agreed to dispose of all or any portion, or any interest in, the Purchased Shares.

(f) Brokers. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(g) Business Qualification

To the Company’s Knowledge, the Group Companies have obtained all important permits, filings, and consents necessary for the effective conduct of all principal business currently conducted by the Group Companies in their respective places of business; no Group Company is under any circumstance where failure to obtain the required permits, filings and consents has had or may have a Material Adverse Effect on the principal business of the Group, taken as a whole.

To the Company’s Knowledge, the business activities of the Group Companies comply in all material respects with relevant requirements of Applicable Laws, are not in violation of any laws which may constitute a Material Adverse Effect, and have not been subject to any administrative penalty by any Governmental Authority or received any written Notice indicating any actual or potential violation of any such permits and consents by the Group Companies which has had a Material Adverse Effect on the Group.

(h) Indebtedness

At the Closing, except for the liabilities reflected or reserved against in the Financial Statements disclosed in SEC filings and the liabilities incurred in the ordinary course of business after the Financial Statements Date or otherwise provided for in this Agreement, to the Company’s Knowledge, each Group Company has no other liabilities relating to the payment of money, nor does each Group Company provide security or undertaking in any form for the liabilities of a third party.

(i) Material Contracts

The scope of the Material Contracts shall be limited to the contracts that (i) the contract amount exceeds RMB 1,000,000; (ii) the term of the contract exceeds one year, or (iii) which have a material effect on the business of the Group Companies that are in the process of performance as of the date hereof. At Closing, to the Company’s Knowledge, (1) all such Material Contracts of the Group Companies (i) are duly formed and legally binding upon the parties thereto, and (ii) will not be terminated, rescinded or breached as a result of any transaction contemplated hereby or thereby, and (2) no Group Company is in breach in any material respect of any Material Contract to which it is a party, and no Group Company has received or given any Notice of termination, rescission, cancellation of any Material Contract or breach thereunder (except for any termination or rescission that would not have a Material Adverse Effect and that has been terminated by the natural expiration of the agreed term thereof).

(j) Litigation and Arbitration

At the Closing, to the Company’s Knowledge, there is no litigation, arbitration, or other judicial proceedings ongoing and pending, other than disclosed in SEC filings, which will have a Material Adverse Effect on the Group taken as a whole; and there are no claims or claims against the Group Companies which may have a Material Adverse Effect on the Group taken as a whole.

(k) Taxes

To the Company’s Knowledge, except for circumstances which would not cause a Material Adverse Effect, none of the Group Companies has violated any provisions of applicable Tax Laws in any respect, has completed Tax returns, and has paid all Taxes and other assessments due, and has not been subject to administrative punishment imposed by the Tax authorities.

(l) Anti-Corruption; Anti-Money Laundering; Bribery

To the Company’s Knowledge, the operations of each Group Company comply in all material respects with the laws and regulations of their respective jurisdiction of incorporation and the jurisdictions in which they conduct business regarding anti-corruption and anti-money laundering.

(m) To the Company’s Knowledge, none of the Group Companies and their respective directors and senior management officers has violated, in all material respects, such laws and regulations regarding anti-corruption and anti-money laundering in connection with their activities at the direction of the foregoing or has been subject to administrative punishment imposed by or investigation initiated by any competent Governmental Authority for alleged violation of such laws and regulations.

(n) To the Company’s Knowledge, none of the Group Companies and their respective directors and senior management officers at the time of such activities at the direction of the foregoing are targeted or restricted by sanctions and embargo Laws under the Applicable Laws having its jurisdiction or are registered or resident in any countries or regions restricted by sanctions and embargo Laws.

(o) Intellectual Property

Except for disclosed matters, to the Company’s Knowledge, all Intellectual Property (including patents, trademarks, copyrights, know-how and the like, whether registered or not; ), and all applications for registration thereof, which are necessary for, or relating to the business of the Group Companies:

1)	Are or will be lawfully owned in favor of, or lawfully licensed to be used with the consent of its owner;

2)	Are valid and enforceable;

3)	Are not subject to any Encumbrance or any license or authorization;

4)	All renewal fees due with respect to the rights in such registered Intellectual Property or the Intellectual Property for which registration is being applied have been paid, and all necessary measures required to maintain and protect such Intellectual Property have been taken;

5)	are not involved in any ownership dispute, infringement upon the registered Intellectual Property of any third party, current or potential litigation, arbitration, or other Dispute with any third party in respect of any Intellectual Property; and

6)	there is no claim relating to any of the foregoing, and there is no Action or demand pending against Group Company alleging the existence of any of the foregoing.

3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that each of the representations and warranties contained in this Section 3.2 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date).

(a) Organization, Good Standing and Qualification. The Purchaser is duly organized, validly existing and in good standing under the law of its jurisdiction of formation.

(b) Authority. The Purchaser has all requisite capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable Law.

(c) Noncontravention. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate any provision of its constitutional documents, any applicable Law or any Governmental Order to which the Purchaser is subject or (ii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which the Purchaser is a party or by which it is bound or to which any of its assets or properties are subject, other than, in the case of (ii) above, any such conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay the Purchaser’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby and thereby.

(d) Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and shall not require any Authorizations to be obtained or made by the Purchaser, except (i) for such Authorizations as have already been obtained or made by the Purchaser before the date hereof, or (ii) as otherwise explicitly provided in this Agreement.

(e) Investment Experience. The Purchaser is able to fend for itself and has sufficient knowledge and experience in financial and business matters, including purchase of the Purchased Shares, and is capable of evaluating the merits and risks of the transactions contemplated hereunder. The purchase of the Purchased Shares hereunder is for its own account, and the Purchaser has independently and without reliance upon the Company or any representative of the Company and based on such information as the Purchaser has deemed appropriate in its independent judgment, made its own analysis and decision to purchase the Purchased Shares pursuant to this Agreement.

(f) Brokers. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Compliance Matters.

(a) None of the Parties shall, at any time, issue or make any reports, statements or releases to the public with respect to this Agreement, any other Transaction Documents, or the transactions contemplated hereby or thereby, without the consent of the other Parties, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event that any Party is requested or becomes legally compelled (including without limitation any reports or filings required to be made with the SEC) to disclose the existence of this Agreement or content of any of terms of the transaction, such Party (the “Disclosing Party”) shall provide the other Party with prompt written notice of that fact and shall consult with the other Party regarding such disclosure, and in any event, the Disclosing Party shall furnish only that portion of the information that is legally required.

(b) Solely as it relates to the sale of the Purchased Shares, the Company shall be responsible for paying all taxes (if any) that are required to be paid by the Company pursuant to applicable tax Laws (including without limitation applicable tax laws of the PRC).

(c) The Purchaser covenants and undertakes that each of the Share Purchase Agreements entered into by the Purchaser with the other shareholders of the Company shall be on the same terms and conditions as set out in this Agreement. In the event that any Share Purchase Agreement includes terms or conditions more favorable to another shareholder of the Company than the terms and conditions applicable to the Company in this Agreement, then such terms and conditions shall be automatically incorporated by reference into this Agreement without any further action of the parties unless waived by the Company in writing.

ARTICLE V

CONDITIONS TO THE CLOSING

5.1 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement at Closing are subject to the satisfaction on or prior to Closing of the conditions set forth below, unless waived in writing by the Company.

(a)  Representations and Warranties. All representations and warranties made by the Purchaser in Section 3.2 (i) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (ii) that are qualified as to “materiality” shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date.

(b) Performance of Obligations. The Purchaser shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to or at the Closing.

(c)  No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions or would (i) substantially delay the consummation in any material aspect of such transactions, (ii) compel the Group to dispose of all or a material portion of the business or assets of the Group as a result of the consummation of such transactions, or (iii) render any Party unable to consummate such transactions.

(d) Consents. The Purchaser shall have obtained any and all Authorizations necessary or appropriate for consummation by the Purchaser of the purchase of the Purchased Shares on or prior to the date of the Closing, all of which shall be in full force and effect.

(e)  Other Closing Deliveries. The Purchaser shall have delivered the other closing deliveries set forth in Section 2.3.

(f) Board and/or Shareholders Approval. The transactions shall be subject to the formal approval of the board of directors and/or the general meeting of shareholders of the Company.

(g) Regulatory approvals. The parties shall cooperate in obtaining relevant domestic and overseas regulatory filings or approvals and required Regulatory approvals, if any, shall have been obtained by the Purchaser pursuant to or in connection with applicable Regulatory Laws.

5.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement at Closing are subject to the satisfaction on or prior to Closing of the conditions set forth below, unless waived in writing by the Purchaser or a deemed waiver by the Purchaser pursuant to Section 8.6.

(a)  Representations and Warranties. All representations and warranties made by the Company in Section 3.1 (i) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (ii) that are qualified as to “materiality” shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date.

(b) Performance of Obligations. The Company shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing.

(c)  No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions or would (i) substantially delay the consummation in any material aspect of such transactions, (ii) compel the Group to dispose of all or a material portion of the business or assets of the Group as a result of the consummation of such transactions, or (iii) render any Party unable to consummate such transactions.

(d) Consents. The Company shall have obtained any and all Authorizations necessary or appropriate for consummation by the Company of the sale of the Purchased Shares on or prior to the date of the Closing, all of which shall be in full force and effect.

(e)  Director Resignations and Appointment. The Company shall have taken any and all commercially reasonable and necessary actions (to the extent within its control) to ensure (i) the effective resignation of previous directors from the Company’s board of directors as of the Closing, and (ii) the appointment of individual identified by the Purchaser in writing prior to the Closing Date to the Company’s board of directors.

(f)  Other Closing Deliveries. The Company shall have delivered the other closing deliveries set forth in Section 2.4.

(g) Board and/or Shareholders Approval. The transactions shall be subject to the formal approval of the board of directors and/or the general meeting of shareholders of the Purchaser.

(h) The Company undertakes to the Purchaser that The Company shall use reasonable efforts to cause all of the Group Companies to engage in business operations in accordance with the requirements of the Applicable Laws by sponsoring advice or proposals. The Company shall use reasonable efforts to obtain and maintain important permits, registrations, filings, and consents from Governmental Authorities necessary for its operation by sponsoring advice or proposals, prompt its business and operations to be conducted materially in compliance in all material respects with the Applicable Laws, and there shall be no Material Adverse Change in the main business.

(i) Due Diligence: The Purchaser shall be entitled to conduct confirmatory legal, financial, tax and operational due diligence on the Group, the results of which shall be to reasonable satisfaction of the Purchaser, or the Company and the Purchaser have reached mutually agreed solutions to issues identified during the Due Diligence.

(j) Regulatory approvals: The parties shall cooperate in obtaining relevant domestic and overseas regulatory filings or approvals, and required Regulatory approvals shall have been obtained by the Company pursuant to or in connection with applicable Regulatory Laws.

ARTICLE VI

TERMINATION

6.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Purchaser;

(b) by either the Company or the Purchaser, upon written notice to the other Party, if any Governmental Authority shall have issued any Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order shall have become final and non-appealable;

(c) by the Purchaser in the event of any material breach of any representation, warranty, covenant or agreement of the Company contained herein and the failure of the Company to cure such breach within seven (7) days after receipt of notice from the Purchaser requesting such breach to be cured; or

(d) by the Company in the event of any material breach of any representation, warranty, covenant or agreement of the Purchaser contained herein and the failure of the Purchaser to cure such breach within seven (7) days after receipt of notice from the Company requesting such breach to be cured.

6.2 Notice of Termination. Any Party desiring to terminate this Agreement pursuant to Section 6.1 shall give written notice of such termination to the other Party.

6.3 Effect of Termination.

(a) In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become null and void and there shall be no Liability on the part of any Party except for this Section 6.3 and Article VII and Article VIII, each of which shall survive termination; provided, however, nothing herein shall relieve any Party from Liability for any breach of any of the representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination.

ARTICLE VII

INDEMNIFICATION

7.1  Survival of Representations, Warranties, Covenants and Agreements.

(a) Notwithstanding any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of any representation or warranty made by or on behalf of the Parties, all representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall be deemed to be material and to have been relied upon by the Parties.

(b) All such representations and warranties made by the Company set forth in Section 3.1 and the Purchaser in Section 3.2 shall survive the Closing and shall remain in full force and effect until the expiration of the applicable statute of limitations, if any; provided, however, such expiration shall not affect the rights of any Indemnified Party under Article VII or otherwise to seek recovery of Losses arising out of any fraud, willful breach or intentional misrepresentation.

(c) If a claim for indemnification has been timely made pursuant to Section 7.3, such representation and warranty shall continue to survive and be fully effective and enforceable until a final and non-appealable order or judgment of a court of competent jurisdiction. The covenants and agreements of any Party contained in this Agreement shall survive the Closing until they are terminated, whether by performance thereof, their express terms or as a matter of applicable Law.

7.2 Indemnification. The Company (an “Indemnifying Party”) agrees to defend and hold harmless the Purchaser, its managers, partners, directors, officers, members, employees, attorneys, accountants, agents and representatives, and its heirs, successors, and permitted assigns (each an “Indemnified Party”) from and against all liabilities, losses, and damages, together with all reasonable and documented out-of-pocket costs and expenses related thereto (including, without limitation, reasonable and documented out-of-pocket legal and accounting fees and expenses) (“Losses”) based upon or arising out of, or otherwise in connection with (a) any material inaccuracy or breach of any representation and warranty of such Indemnifying Party, or (b) any material breach of any covenant and agreement of such Indemnifying Party.

7.3 Notice of Claims; Procedures. If any Indemnified Party makes any claim against any Indemnifying Party for indemnification under this Article VII, the claim shall be in writing and shall state in general terms the facts upon which such Indemnified Party makes the claim. If the Indemnifying Party does not notify the Indemnified Party in writing within twenty (20) Business Days from receipt of such claim that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim. In the event of any claim or demand asserted against an Indemnified Party by a third party upon which the Indemnified Party may claim indemnification, the Indemnifying Party shall give written notice to the Indemnified Party within twenty (20) Business Days after receipt from the Indemnified Party of such claim or demand, indicating whether the Indemnifying Party intends to assume the defense of the claim or demand. If the Indemnifying Party assumes the defense, the Indemnifying Party may not agree to any compromise or settlement to which the Indemnified Party has not consented in writing. If the Indemnifying Party elects not to assume the defense or fails to make such an election within the twenty (20) Business Day period, or otherwise fails to continue the defense of the Indemnified Party reasonably and in good faith, the Indemnified Party may assume the defense thereof at the expense of the Indemnifying Party, and a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Further Assurances. Each Party agrees that it shall, from time to time on or after the date hereof, do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, bills of sale, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested by the other Party in order to effectuate the transactions contemplated hereby.

8.2 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.3 Entire Agreement. This Agreement, together with all schedules and exhibits hereto, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

8.4  Assignment. Notwithstanding anything to the contrary hereinafter, the Purchaser shall be entitled to allocate a certain portion of the Purchase Price to its nominees or designees. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by any Party without the express written consent of the other Party. Any purported assignment in violation of the foregoing sentence shall be null and void.

8.5 Amendment; Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of the Parties. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding the foregoing, to the extent that the Purchaser have waived any condition to Closing set forth in Section 5.2 (excluding Sections 5.2(a) and (b)) under any of the other Share Purchase Agreements, the Purchaser shall be deemed to have waived such same condition to Closing under this Agreement.

8.6 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

8.7 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, except as expressly provided under this Agreement.

8.8 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

8.9 Non-disclosure. Except as mandated by the rules and regulations of the U.S. Securities and Exchange Commission, Financial Industry Regulatory Authority and other applicable regulators and authorities, neither the Company nor the Purchaser shall without the express consent of the counterparty (which shall not be unreasonably withheld) disclose in the public domain any information concerning this Agreement.

8.10 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by courier service, fax, electronic mail or similar means to the address set forth below (or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Parties given in accordance with this 8.9). Where a notice is given personally, delivery shall be deemed to have been effected on receipt (or when delivery is refused). Where a notice is sent by courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending through an internationally-recognized courier, with a confirmation of delivery, and to have been effected on receipt (or when delivery is refused). Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid if sent during normal business hours of the recipient on a Business Day thereof and otherwise on the next Business Day thereof.

If to the Company:

Address:	[***]
Attention:	CFO:Adrian Wong
E–mail:	[***]

If to the Purchaser:

Address:	[***]
Attention:	Shahal Khan
E–mail:	[***]

8.11 Governing Law. This Agreement shall be governed by and construed under the Laws of Cayman Islands , without regard to principles of conflict of Laws thereunder.

8.12  Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof (each, a “Dispute”), shall be referred to arbitration upon the demand of any Party to the dispute with notice (the “Arbitration Notice”) to the other Parties.

(b) The Dispute shall be settled by arbitration in the Cayman Islands. There shall be one (1) arbitrator, whom shall be mutually agreed to by the Parties, and if the Parties cannot so agree on such arbitrator within ten (10) Business Days of the commencement of the arbitration proceedings, three (3) arbitrators shall be appointed. In such case, one arbitrator shall be nominated by the Party or Parties, as the case may be, commencing the arbitration proceedings (the “Claimant Side”), and one arbitrator shall be nominated by the respondent or respondents, as the case may be, to the proceedings (the ” Respondent Side”), and if either the Claimant Side or the Respondent Side shall fail to nominate its arbitrator, the HKIAC shall appoint such arbitrator. The two arbitrators so chosen shall select a third arbitrator, provided that if such two arbitrators fail to choose a third arbitrator within thirty (30) days after such two arbitrators have been selected, the HKIAC shall appoint the third arbitrator. The third arbitrator shall be the presiding arbitrator. The Parties shall use commercially reasonable efforts to appoint arbitrators who are qualified to practice law in the United Arab Emirates.

(c) The arbitral proceedings shall be conducted in English.

(d) Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

(e) The arbitration shall be conducted in private. Each Party agrees that all documents and evidence submitted in the arbitration (including without limitation any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the Parties otherwise agree in writing.

(f) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(g) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Cayman Islands I (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(h) Any Party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(i) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

8.13 Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

Robo.ai Inc.

By:	/s/Benjamin Zhai
Name:	Benjamin Zhai
Title:	Chief Executive Officer

Burkhan Capital LLC:

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	Managing Member